    As filed with the Securities and Exchange Commission on December 10, 1998

                                                  Registration No. 333-________
--------------------------------------------------------------------------------


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------
                                 RENT-WAY, INC.
             (Exact name of registrant as specified in its charter)

              Pennsylvania                                     25-1407782
----------------------------------------------------------------------------------------
(State or other jurisdiction of incorporation)      (I.R.S. Employer Identification No.)

           One Rent-Way Place, Erie, Pennsylvania 16505 (814) 455-5378
--------------------------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------
                     ALRENCO, INC. 1998 STOCK INCENTIVE PLAN
                    RTO, INC. 1996 EMPLOYEE STOCK OPTION PLAN
                     ALRENCO, INC. 1995 STOCK INCENTIVE PLAN
                            (Full title of the plans)
                             -----------------------
                             William E. Morgenstern
                      President and Chief Executive Officer
                                 Rent-Way, Inc.
                               One Rent-Way Place
                            Erie, Pennsylvania 16505
                                 (814) 455-5378
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                          Calculation of Registration Fee
================================================================================================================================
Title of securities to    Amount to be              Proposed maximum          Proposed maximum          Amount of
be registered             registered(1)             offering price per        aggregate offering        registration fee
                                                    share(2)                  price(2)
--------------------------------------------------------------------------------------------------------------------------------
Common Stock,             716,179 Shares            $ 26.66                   $ 19,092,437              $ 5,308
without par value
================================================================================================================================

---------------------
(1) The number of shares are subject to adjustment pursuant to the anti-dilution provisions of the applicable plan. Accordingly, this Registration Statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule. The 716,179 shares are issuable under the Alrenco, Inc. 1998 Stock Incentive Plan, the RTO, Inc. 1996 Employee Stock Option Plan and the Alrenco, Inc. 1995 Stock Incentive Plan.

                                EXPLANATORY NOTE

         The shares that are the subject of this Registration Statement are issuable pursuant to grants made under the Alrenco, Inc. 1998 Stock Incentive Plan, the RTO, Inc. 1996 Employee Stock Option Plan, and the Alrenco, Inc. 1995 Stock Incentive Plan (collectively, the "Plans"). The Plans were assumed by Rent-Way, Inc. ("Rent-Way") pursuant to the Agreement and Plan of Merger between Rent-Way and Home Choice Holdings, Inc. ("Home Choice") dated September 1, 1998 (the "Merger Agreement"). The merger of Rent-Way and Home Choice contemplated by the Merger Agreement was completed on December 10, 1998.

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         Rent-Way hereby incorporates, or will be deemed to have incorporated, herein by reference into this Registration Statement the following documents:

         (a) The Rent-Way Annual Report on Form 10-K for the fiscal year ended September 30, 1997 (as amended by Form 10-K/A filed November 5, 1998);

         (b) The Rent-Way/Home Choice Holdings, Inc. Joint Proxy
Statement/Prospectus ("Joint Proxy Statement/Prospectus") contained in Rent-Way's Registration Statement on Form S-4 (No. 333-66955) filed under the Securities Act of 1933, as amended (the "Securities Act"), on November 6, 1998.

         (c) The Rent-Way Current Reports on (i) Form 8-K filed January 9, 1998;
(ii) Form 8-K and Form 8-K/A filed January 20, 1998 and March 24, 1998, respectively; (iii) Form 8-K and Form 8-K/A filed February 19, 1998 and April 16, 1998, respectively; (iv) Form 8-K filed July 22, 1998; (v) Form 8-K filed July 22, 1998; (vi) Form 8-K filed August 12, 1998; (vii) Form 8-K filed September 14, 1998; and (viii) Form 8-K filed September 16, 1998;

         (d) All other reports filed by Rent-Way pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in (a) above, including Rent-Way's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1997, March 31, 1998 (as amended by Form 10-Q/A filed November 5, 1998) and June 30, 1998; and

         (e) The description of Rent-Way's common stock contained in the Registration Statement on Form 8-A, dated September 30, 1998 filed under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         (f) In addition, all documents subsequently filed by Rent-Way pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which registers the securities offered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing from the date of filing of such documents.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         Pennsylvania Business Corporation Law. The provisions of Sections 1741 through 1750 of the Pennsylvania Business Corporation Law provide that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a representative of the corporation, against expenses (including attorney's fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action or proceeding if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation. To the extent that a representative of the corporation has been successful on the merits or otherwise in defense of any action or proceeding or in defense of any claim, issue or matter therein, the corporation is required by the Pennsylvania Business Corporation Law to indemnify them against expenses actually and reasonably incurred by them in connection with such defense.

         Rent-Way By-Laws. Rent-Way's By-Laws provide that it shall indemnify its officers and directors against claims arising from actions taken in their official capacity except where the conduct giving rise to the claim is finally determined by a court or in arbitration to have constituted willful misconduct or recklessness or to have involved the receipt from Rent-Way of a personal benefit to which the officer or director was not entitled, or where such indemnification has been determined in a final adjudication to be unlawful. Rent-Way may create a fund, trust or other arrangement to secure the indemnification. In addition, Rent-Way is required to pay the expenses of defending the claim in advance of final adjudication upon the receipt of an undertaking by the officer or director to repay such advanced amounts if it is ultimately determined that the officer or director is not entitled to be indemnified. These provisions of Rent-Way's By-Laws are expressly permitted pursuant to the Pennsylvania Business Corporation Law.

         Home Choice Directors and Officers. The Merger Agreement provides that Rent-Way will indemnify and hold harmless from liability the directors and officers of Home Choice and such other persons entitled to indemnification from Home Choice for acts or omissions occurring at or prior to the date and time the Articles of Merger are duly filed with the Secretary of State of Pennsylvania and a Certificate of Merger is duly filed with the Secretary of State of Delaware (the "Effective Time"). The Merger Agreement also provides that if Rent-Way enters into indemnification agreements prior to the Effective Time with current Rent-Way directors, it will enter into similar agreements with the Home Choice directors. Pursuant to the Merger Agreement, for six years after the Effective Time, Rent-Way has agreed to maintain liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who were covered by Home Choice's directors' and officers' liability insurance policy on terms with respect to coverage and amounts no less favorable than those in effect on the date of the Merger Agreement.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

Exhibit Number          Description
--------------          -----------

    4.1 Articles of Incorporation of Rent-Way incorporated herein by reference to Exhibit
                        3.1 of Rent-Way's Annual Report on Form 10-K for the year ended September 30, 1997 (as amended in the manner contemplated by
                        Section 2.1 of the Agreement and Plan of Merger which is included as Annex A to the Joint Proxy Statement/Prospectus)

    4.2 By-Laws of Rent-Way, as amended (filed as of December 8, 1992 as an exhibit to the Company's Registration Statement on Form
                        S-18 (No. 33- 55562-NY) and incorporated herein by this reference)

    5.1                 Opinion of Hodgson, Russ, Andrews, Woods & Goodyear, LLP

   24.1                 Consent of PricewaterhouseCoopers LLP

   24.2 Consent of Hodgson, Russ, Andrews, Woods & Goodyear, LLP (included in Exhibit 5.1)

Item 9.  Undertakings

         (a) The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The registrant hereby undertakes that, for purposes of determining any liability under the Exchange Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933 Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Erie, State of Pennsylvania, on the 10th day of December, 1998.

                                             RENT-WAY, INC.


                                             By: /s/ Jeffrey A. Conway
                                                 ----------------------------
                                                    Jeffrey A. Conway,
                                                    Vice-President and
                                                    Chief Financial Officer



         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                                   TITLE                                          DATE

 /s/ Gerald A. Ryan                 Chairman of the Board and Director                     December 10, 1998
-----------------------------
Gerald A. Ryan

 /s/ William E. Morgenstern         President, Chief Executive Officer and Director        December 10, 1998
-----------------------------       (Principal Executive Officer)
William E. Morgenstern

 /s/ Jeffrey A. Conway              Vice President and Chief Financial Officer             December 10, 1998
---------------------------         (Principal Financial and Accounting Officer)
Jeffrey A. Conway

 /s/ William Lerner                 Director                                               December 10, 1998
---------------------------
William Lerner

                                    Director                                               December __, 1998
---------------------------
Vincent A. Carrino

                                    Director                                               December __, 1998
---------------------------
Robert B. Fagenson

 /s/ Marc W. Joseffer               Director                                               December 10, 1998
---------------------------
Marc W. Joseffer

                                    Director                                               December __, 1998
---------------------------
Paul N. Upchurch

                                  EXHIBIT INDEX


Exhibit Number             Description
--------------             -----------

   4.1 Articles of Incorporation of Rent-Way incorporated herein by reference to Exhibit 3.1 of Rent-Way's Annual Report on Form 10-K for the year ended September 30, 1997 (as amended in the manner contemplated by Section 2.1 of the Agreement and Plan of Merger which is included as Annex A to the Joint Proxy Statement/Prospectus)

   4.2 By-Laws of Rent-Way, as amended (filed as of December 8, 1992 as an exhibit to the Company's Registration Statement on Form S-18
                           (No. 33-55562-NY) and incorporated herein by this reference)

   5.1                     Opinion of Hodgson, Russ, Andrews,
                           Woods & Goodyear, LLP

  24.1                     Consent of PricewaterhouseCoopers LLP

  24.2 Consent of Hodgson, Russ, Andrews, Woods & Goodyear, LLP (included in Exhibit 5.1)